UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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EnviroStar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

ENVIROSTAR, INC.
290 N.E. 68th Street
Miami, Florida 33138

           , 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of EnviroStar, Inc., which will be held on            , 2016 at      a.m., local time, at Apollo Bank, 1150 South Miami Avenue, Miami, Florida 33130.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Henry M. Nahmad
Chairman of the Board

ENVIROSTAR, INC.
290 N.E. 68th Street
Miami, Florida 33138

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on            , 2016

Notice is hereby given that the Annual Meeting of Stockholders of EnviroStar, Inc. (the “Company”) will be held at Apollo Bank, 1150 South Miami Avenue, Miami, Florida 33130, on            , 2016, commencing at      a.m., local time, for the following purposes:

1. To elect eight directors to the Company’s Board of Directors to serve until the Company’s 2017 Annual Meeting of Stockholders.

2. To vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers, as disclosed in the section of the accompanying Proxy Statement entitled “Named Executive Officer Compensation.”

3. To approve the issuance of 388,504 additional shares of the Company’s Common Stock pursuant to the Asset Purchase Agreement, dated as of September 7, 2016, by and among the Company, Western State Design, Inc., Dennis Mack, Tom Marks and Western State Design LLC.

4. To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s Common Stock from 15,000,000 shares to 20,000,000 shares.

5. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only record holders of the Company’s Common Stock as of the close of business on            , 2016 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Henry M. Nahmad
Chairman of the Board

Miami, Florida
           , 2016

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

ENVIROSTAR, INC.
290 N.E. 68th Street
Miami, Florida 33138

PROXY STATEMENT

The Board of Directors of EnviroStar, Inc. (the “Company”) is soliciting proxies to be used at the 2016 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at Apollo Bank, 1150 South Miami Avenue, Miami, Florida 33130, on            , 2016, commencing at      a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to stockholders on or about            , 2016.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and (i) vote upon the election of eight directors to the Company’s Board of Directors, (ii) vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (as hereinafter defined), as disclosed in the section of this Proxy Statement entitled “Named Executive Officer Compensation” (the “Say on Pay Proposal”), (iii) approve the issuance of 388,504 additional shares of the Company’s Common Stock pursuant to the Asset Purchase Agreement, dated as of September 7, 2016 (the “Asset Purchase Agreement”), by and among the Company, Western State Design, Inc., Dennis Mack, Tom Marks and Western State Design LLC (the “WSD Post-Closing Stock Issuance Proposal”), and (iv) approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s Common Stock from 15,000,000 shares to 20,000,000 shares (the “Amendment to Certificate of Incorporation Proposal”). In addition, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, stockholders will be asked to consider and vote upon such matters.

Who is entitled to vote at the meeting?

Record holders of the Company’s Common Stock as of the close of business on            , 2016 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 9,980,541 shares of the Company’s Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of the Company’s Common Stock?

Holders of the Company’s Common Stock are entitled to one vote per share on each matter to be considered at the Annual Meeting.

What constitutes a quorum?

The presence, in person or by proxy, of at least a majority of the shares of the Company’s Common Stock issued and outstanding as of the close of business on the Record Date is necessary to transact business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the stockholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a stockholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting card for you to use in providing your voting instructions.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by providing your voting instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or you may withhold your vote from all or from one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 9.

In addition, you may vote for or against, or abstain from voting on, the each of the Say on Pay Proposal, the WSD Post-Closing Stock Issuance Proposal and the Amendment to Certificate of Incorporation Proposal. The Say on Pay Proposal is described in this Proxy Statement on page 14. The WSD Post-Closing Stock Issuance Proposal is described in this Proxy Statement beginning on page 16. The Amendment to Certificate of Incorporation Proposal is described in this Proxy Statement beginning on page 26.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares “FOR” all of the director nominees and “FOR” each of the Say on Pay Proposal, the WSD Post-Closing Stock Issuance Proposal and the Amendment to Certificate of Incorporation Proposal.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted “FOR” all of the director nominees and “FOR” each of the Say on Pay Proposal, the WSD Post-Closing Stock Issuance Proposal and the Amendment to Certificate of Incorporation Proposal. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a signed written notice to the Company’s President stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date. Third, you can attend the Annual Meeting and vote in person. However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

Each of the eight director nominees must receive a plurality of the votes cast at the Annual Meeting in order to be elected. This means that the eight director nominees receiving the highest number of “FOR” votes will be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

The compensation of the Company’s Named Executive Officers in connection with the Say on Pay Proposal will be approved, on a non-binding advisory basis, if it receives the affirmative vote of the majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. The vote on the Say on Pay Proposal is advisory only and will not be binding upon the Company or its Board of Directors.

In addition, (i) the affirmative vote of a majority of the votes cast on the WSD Post-Closing Stock Issuance Proposal, at the Annual Meeting or by proxy, will be required to approve such proposal, and (ii) the Amendment to Certificate of Incorporation Proposal will be approved if it receives the affirmative vote of the majority of shares of the Company’s Common Stock entitled to vote on the proposal.

Abstentions will effectively count as votes against each of the Say on Pay Proposal, the WSD Post-Closing Stock Issuance Proposal and the Amendment to Certificate of Incorporation Proposal. Failures to vote will effectively count as votes against the Amendment to Certificate of Incorporation Proposal, but will have no impact on the Say on Pay Proposal or the WSD Post-Closing Stock Issuance Proposal.

Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, may be deemed to have voting power over approximately 65% of the issued and outstanding shares of the Company’s Common Stock. Mr. Nahmad has advised the Company that he intends to vote, or cause to be voted, all of the shares of the Company’s Common Stock over which he has the right to vote or direct the vote “FOR” the election of the eight director nominees named in this Proxy Statement and “FOR” the approval of the Say on Pay Proposal and the Amendment to Certificate of Incorporation Proposal. In addition, Mr. Nahmad has agreed to vote, or cause to be voted, all of the shares of the Company’s Common Stock over which he has the right to vote or direct the vote “FOR” the approval of the WSD Post-Closing Stock Issuance Proposal. Accordingly, if all such shares are voted as indicated or agreed, the election of the eight director nominees and the approval of each of the Say on Pay Proposal, the Amendment to Certificate of Incorporation Proposal and the WSD Post-Closing Stock Issuance Proposal are assured.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” and do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may only vote your shares with respect to “discretionary” matters, but may not vote your shares with respect to “non-discretionary” matters. Each of the proposal relating to the election of directors, the Say on Pay Proposal, the WSD Post-Closing Stock Issuance Proposal and the Amendment to Certificate of Incorporation Proposal is a “non-discretionary” matter. As a result, if you hold your shares in “street name,” your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions. Accordingly, it is important that “street name” holders give voting instructions to their broker, bank or other nominee by following the voting instructions received from their broker, bank or other nominee.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting, the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-discretionary” matters with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-discretionary” matters. This is generally referred to as a “broker non-vote.”

Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be “broker non-votes” on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Board of Directors

Pursuant to the Company’s By-laws and Delaware law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Controlled Company

The Company’s Common Stock is listed on the NYSE MKT. Under the rules of the NYSE MKT, the Company is considered a “controlled company” because Henry M. Nahmad, indirectly through Symmetric Capital LLC (“Symmetric Capital”) and Symmetric Capital II LLC (“Symmetric Capital II”) (each of which Mr. Nahmad may be deemed to control by virtue of his position as Manager of such entity), holds more than 50% of the voting power of the Company. Mr. Nahmad is the Company’s Chairman, Chief Executive Officer and President.

As a “controlled company,” the Company is not subject to certain rules of the NYSE MKT related to corporate governance matters, including the rules requiring that (i) the Company’s Board of Directors be comprised of at least a majority of independent directors, (ii) nominations for election to the Company’s Board of Directors be either selected, or recommended for the Board of Directors’ selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors, and (iii) the compensation of the Company’s executive officers be determined, or recommended to the Board of Directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors. As described in further detail below, the Company has, however, voluntarily complied with the NYSE MKT’s rule regarding the determination of executive compensation described under clause (iii) above. In addition, the Company’s Board of Directors is currently, and has historically been, comprised of a majority of independent directors. However, as a result of the nomination of Dennis Mack, who serves as Executive Vice President of the Company, for election to the Board at the Annual Meeting, four of the eight director candidates named in this Proxy Statement and nominated by the Board for election at the Annual Meeting are executive officers of the Company. Accordingly, if all eight of the director candidates named in this Proxy Statement are elected to the Board at the Annual Meeting, the Company will rely on the exemption afforded to “controlled companies” under the rules of the NYSE MKT from maintaining a Board comprised of at least a majority of independent directors.

Director Independence

The Company’s Board of Directors has determined that David Blyer, Alan Grunspan, Hal M. Lucas and Todd Oretsky, four of the seven current directors of the Company, are independent. For purposes of making its independence determinations, the Board of Directors used the definition of independence set forth in the rules of the NYSE MKT, on which the Company’s Common Stock is listed.

Meetings of the Board

The Company’s Board met six times during the fiscal year ended June 30, 2016. Each member of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served during the fiscal year ended June 30, 2016.

It is the Company’s policy that, absent extenuating circumstances, all members of the Board of Directors attend meetings of stockholders. All of the Company’s current directors attended the Company’s 2015 Annual Meeting of Stockholders.

Committees of the Board of Directors

Audit Committee

The Company’s Board of Directors has a standing Audit Committee. Alan M. Grunspan, Chairman, and David Blyer serve as the members of the Audit Committee. As a “smaller reporting company,” as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with applicable rules and regulations of the NYSE MKT, the Company is permitted to have an audit committee consisting of just two members.

The Board has determined that each of Messrs. Grunspan and Blyer is “financially literate” and “independent,” within the meaning of rules of the NYSE MKT and applicable Securities and Exchange Commission (“SEC”) rules and regulations, and that Mr. Blyer is qualified as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee met four times during the fiscal year ended June 30, 2016.

The Audit Committee operates under a written charter adopted by the Board, which the Audit Committee annually reviews and assesses. If the Audit Committee deems it to be appropriate, the Audit Committee recommends to the full Board changes to the Audit Committee charter. The Audit Committee charter is posted in the “Investors — Corporate Governance — Governance Documents” section of the Company’s website at www.envirostarinc.com.

The Audit Committee provides assistance to the Board in fulfilling the Board’s oversight responsibilities with respect to accounting, auditing, financial reporting practices and legal compliance. Under its charter, the Audit Committee reviews: the financial reports and other financial information provided by the Company to the SEC and the public; the Company’s systems of internal control over financial reporting; and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee also is responsible for the appointment and retention of, and the Audit Committee reviews and appraises the performance, qualifications and independence of, the Company’s independent registered public accounting firm, and the Audit Committee approves the fees and other compensation to be paid to the Company’s independent registered public accounting firm. A report from the Audit Committee is included in this Proxy Statement on page 29.

Nominating Committee and Compensation Committee

The Board does not have standing a Compensation Committee or Nominating Committee nor charters for either a Compensation Committee or Nominating Committee because, as described above, the Company is a “controlled company” under the rules of the NYSE MKT and is therefore not required to have either committee. The full Board participates in the consideration of director nominees, as described below. However, the determination of the compensation of the Company’s executive officers, including the Company’s Chief Executive Officer, is made by a majority of the Company’s independent directors.

Director Nominations

As a “controlled company,” the Company is not required to cause nominees for director to be selected or recommended to the Board by either a nominating committee comprised solely of independent directors or by a majority of the Company’s independent directors. Instead, the full Board of Directors participates in the consideration of director nominees. The Board does not have a charter governing its nomination process. All eight of the nominees for election as a director named in this Proxy Statement were unanimously recommended by the full Board of Directors for submission to the stockholders of the Company as the Board of Directors’ nominees.

While the Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Although the Board has not established specific minimum qualifications, or specific qualities or skills for prospective nominees, the Board, in evaluating director nominees, generally considers, among other things, a potential nominee’s financial and business experience, educational background, understanding of the Company’s business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with other members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board. Although the Company does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, when considering a prospective nominee, the Board will generally take into account diversity of skills, experience and other qualities of the nominee that the Board believes can contribute to the success of the Company. No weight is assigned to any of the factors and the Board may change its emphasis on certain of these factors from time to time in light of the needs of the Company at the time. The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board.

A stockholder seeking to recommend a prospective nominee for consideration by the Board should submit the recommendation to the Board in the manner described under “Stockholder Communications with the Board of Directors” below, and in compliance with applicable SEC rules and regulations, if the stockholder desires for the nominee to be included in the Company’s proxy statement for an annual meeting of stockholders. Any stockholder recommendation must include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named in the Company’s proxy statement relating to the stockholder vote on his or her election and to serving as a director if elected. Each stockholder recommendation must also include all information that would be required to be disclosed concerning such nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, including, but not limited to, the information required by Items 401, 403 and 404 of Regulation S-K of the SEC. In addition, the recommendation must include the recommending stockholder’s name, address and number of shares of the Company’s Common Stock owned by such stockholder as they appear on the Company’s stockholder records and the length of time the shares have been owned by the recommending stockholder (or, if held in “street name,” a written statement from the record holder of the shares confirming the information concerning such stock ownership of the recommending stockholder) and whether the recommendation is being made with or on behalf of one or more other stockholders (and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made).

Leadership Structure

The business of the Company is managed under the direction of the Company’s Board of Directors, which is elected by the Company’s stockholders. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its stockholders.

The Company’s Board of Directors does not have any formal policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, as the Board believes that it should have the flexibility to make this determination at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Board believes that in the context of its current operating and business environment, the combined role of Chairman and Chief Executive Officer is appropriate because it results in unified leadership, accountability and continuity, promotes strategic development and execution, and facilitates communication between management and the Board. Henry M. Nahmad has held the dual position of Chairman and Chief Executive Officer since March 2015. Michael S. Steiner served as the Chairman and Chief Executive Officer of the Company from December 2012 until Mr. Nahmad’s appointment to such positions in March 2015. Mr. Steiner currently serves as the Company’s Executive Vice President and Chief Operating Officer and as a director of the Company.

Risk Oversight

The Company’s Board of Directors is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. This oversight is conducted at the Board level as well as through the Audit Committee, which oversees the Company’s systems of internal control over financial reporting, accounting, legal compliance and risk management, and the Board’s independent directors, who review compensation arrangements in an effort to, among other things, ensure that they do not encourage unnecessary or excessive risk taking. The Chairman of the Audit Committee reports to the full Board on the activities of the Audit Committee, including areas of risk management. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. As appropriate throughout the year, senior management reports to the Board the risks that it believes may be material to the Company, including those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

The independent directors of the Company’s Board of Directors meet at least annually, or more often as they determine to be necessary or advisable, in executive session without the presence of non-independent directors and management.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with the Board or one or more specific directors by sending a written communication to the Board or the director(s) to whom the communication is directed, c/o the Company’s President, 290 N.E. 68th Street, Miami, Florida 33138. Except for communications that are (i) advertisements or promotional communications, (ii) related solely to complaints by users of the Company’s products or services that are ordinary course of business customer service and satisfaction issues or (iii) clearly unrelated to the Company’s business, industry or management, or Board or committee matters, the Company’s President will forward the communication to the Board or the director or directors to whom it is addressed, as the case may be, and, if the communication is not specifically addressed to any one director or group of directors, make the communication available to each member of the Board at the Board’s next regularly scheduled meeting. Each stockholder writing should include a statement indicating that the sender is a stockholder of the Company.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. The Code of Business Conduct and Ethics is supplemented by a Senior Financial Officer Code of Ethics that applies to the Company’s Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics and the Senior Financial Officer Code of Ethics are posted in the “Investors — Corporate Governance — Governance Documents” section of the Company’s website at www.envirostarinc.com. If the Company makes an amendment to, or grants a waiver with respect to, any provision of the Senior Financial Officer Code of Ethics, then the Company intends to disclose the nature of such amendment or waiver by posting it in the “Investors” section of the Company’s website at www.envirostarinc.com or by other appropriate means as required or permitted under applicable rules and regulations of the SEC and the NYSE MKT.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities, if any, with the SEC and the NYSE MKT. The Company’s directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for the fiscal year ended June 30, 2016.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Company’s By-laws provide that the Board of Directors shall consist of no less than three or more than nine directors, and for each director to serve for a term expiring at the Company’s next annual meeting of stockholders. The specific number of directors is set from time to time by resolution of the Board. The Board of Directors currently consists of seven directors. All seven of the Company’s incumbent directors have been nominated for re-election at the Annual Meeting to serve for a term expiring at the Company’s 2017 Annual Meeting of Stockholders. In addition, the Company’s Board of Directors has nominated Dennis Mack for election at the Annual Meeting. In connection with such nomination, the Board has approved an increase in the size of the Board to eight directors, effective upon the election of directors at the Annual Meeting. Each of the eight director nominees has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Nominees for Election as Directors
for Terms Expiring at the Company’s 2017 Annual Meeting of Stockholders

HENRY M. NAHMAD	Director since 2015

Henry Nahmad, age 37, has served as a director of the Company and as Chairman, Chief Executive Officer and President of the Company since March 2015. Prior to joining the Company, Mr. Nahmad served as Chief Executive Officer of Chemstar Corp., a provider of food safety and sanitation solutions, from July 2009 to March 2014. From 2001 to 2004 and from 2007 to 2009, Mr. Nahmad worked in various capacities at Watsco, Inc., the largest distributor of HVAC/R products. The Board believes that Mr. Nahmad’s knowledge, leadership skills, business relationships, and experience, including with respect to growth from acquisitions and other strategic transactions, make Mr. Nahmad a valuable member of the Board and benefit the Company, including with respect to its business, operations and growth strategy.

MICHAEL S. STEINER	Director since 1998

Michael S. Steiner, age 60, has served as a director of the Company since 1998 and as Executive Vice President and Chief Operating Officer of the Company since March 2015. He served as the Company’s Chairman from December 2012 through March 2015. He also served as Chief Executive Officer and President of the Company from November 1998, when the Company acquired Steiner-Atlantic Corp. (“Steiner-Atlantic”), the Company’s largest operating subsidiary, through March 2015. Mr. Steiner has been President and Chief Executive Officer of Steiner-Atlantic since 1988. The Board believes that, based on his positions with the Company and Steiner-Atlantic, Mr. Steiner provides the Board with a deep understanding of the Company’s operations, products, customers, suppliers and employees, in addition to the Company’s challenges, needs, opportunities and strategies. The Board also believes that it benefits from Mr. Steiner’s understanding of finance, law and taxation gained through his Bachelor of Sciences degree in finance, Juris Doctor degree and Masters of Law degree in taxation.

VENERANDO J. INDELICATO	Director since 1967

Venerando J. Indelicato, age 83, has served as a director of the Company since 1967. Mr. Indelicato served as President and Chief Executive Officer of the Company from December 1967 until November 1998. Since that time, he has been the Chief Financial Officer and Treasurer of the Company. The Board believes that Mr. Indelicato provides the Board with knowledge and an understanding of the Company’s finances and financial statements, in addition to his knowledge of both the current and historical business and operations of the Company.

DAVID BLYER	Director since 1998

David Blyer, age 56, has served as a director of the Company since 1998. Since August 2010, Mr. Blyer has been President and Chief Executive Officer of Donor Community Inc., a company that he founded that provides a software platform to non-profit organizations to assist in their operational and fundraising activities. Mr. Blyer was Co-Chairman of Stone Profiles LLC (formerly Profiles in Concrete, Inc.), a manufacturer and installer of architectural cast stone for the residential and commercial construction markets, from January 2005 until March 2010. From July 2002 until January 2005, Mr. Blyer was an independent consultant. Mr. Blyer was Chief Executive Officer and President of Vento Software, Inc. (“Vento”), a developer of software for specialized business applications, from 1994, when he co-founded Vento, until November 1999, when Vento was acquired by SPSS Inc. (“SPSS”), a computer software company that developed and distributed technology for the analysis of data in decision-making and which merged with a subsidiary of International Business Machines Corporation in 2010. From November 1999 until December 2000, Mr. Blyer served as Vice President of Vento and, from January 2001 until July 2002, he served as President of the Enabling Technology Division of SPSS. The Board believes that Mr. Blyer brings to the Board broad experience in developing sales and marketing strategies, in addition to business operations skills gained through his founding and running of a number of diverse companies as well as his leading of a division of SPSS, which at the time was a publicly-held company. Mr. Blyer has an MBS in finance.

ALAN M. GRUNSPAN	Director since 1999

Alan M. Grunspan, age 56, has served as a director of the Company since 1999. Since December 2004, Mr. Grunspan has been a Shareholder of the law firm of Carlton Fields Jorden Burt, P.A. (“Carlton Fields”). From 1989 until he joined Carlton Fields, Mr. Grunspan was a member of the law firm of Kaufman Dickstein & Grunspan, P.A. The Board believes that it benefits from Mr. Grunspan’s service due to, among other things, his over 25 years of experience as a business lawyer with an understanding of the industry in which the Company operates and environmental matters, including those that particularly pertain to the dry cleaning and laundry industry. The Board also believes that Mr. Grunspan brings valuable financing expertise to the Board obtained from his Bachelor of Sciences degree in finance and his legal practice, and that he provides management experience to the Board obtained from his management of a law firm prior to joining Carlton Fields.

HAL M. LUCAS	Director since 2015

Hal M. Lucas, age 37, has served as a director of the Company since November 2015. Mr. Lucas is an attorney in private practice. He is a founding partner of the law firm of Lucas Savitz P.L. (and its predecessor), where Mr. Lucas has practiced since 2011. Prior to that time, Mr. Lucas was an attorney at the law firm of Astigarraga Davis Mullins & Grossman, P.A. from 2008 to 2011 and at the law firm of Bilzin Sumberg Baena Price & Axelrod LLP from 2004 to 2008. Mr. Lucas also served as Of Counsel to Astigarraga Davis Mullins & Grossman, P.A. from 2011 to 2013. Mr. Lucas obtained his Juris Doctor degree from The University of Texas School of Law and a Bachelor’s degree in economics and international relations from The Johns Hopkins University. The Board believes that it benefits from Mr. Lucas’ experience in legal and business matters gained from his career as a practicing attorney, and that Mr. Lucas’ experience relating to his co-founding and co-management of Lucas Savitz P.L. is a valuable asset to the Board.

TODD ORETSKY	Director since 2015

Todd Oretsky, age 42, has served as a director of the Company since May 2015. Mr. Oretsky is the Managing Member of Jack Oretsky Holdings, LLC. He is an entrepreneur who has successfully bought, built and started businesses. Among other successful ventures, Mr. Oretsky most recently founded Inspired Work Communities LLC (d/b/a Pipeline Workspaces), where he serves as its Chief Executive Officer. Prior to his entrepreneurial career, Mr. Oretsky served as a corporate attorney at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he structured and advised international corporate clients with respect to debt and equity offerings. Mr. Oretsky has an MBA from The Wharton School of the University of Pennsylvania, a Juris Doctor degree from NYU School of Law, and a Bachelor’s degree in accounting from the University of Florida. The Board believes that Mr. Oretsky provides valuable input to the Board based on his experience in buying, building and starting businesses, as well as his knowledge of and experience in structuring acquisitions.

DENNIS MACK

Dennis Mack, age 72, was appointed to serve as Executive Vice President of the Company in connection with the closing of the Company’s acquisition of substantially all of the assets of Western State Design LLC (“WSD”) on October 10, 2016. Mr. Mack is the President of Western State Design, Inc. (“Western State

Design”), the Company’s wholly owned subsidiary through which the Company acquired substantially all of the assets of WSD, and he has served as the President of WSD since he founded the company in 1974. The Board has nominated Mr. Mack for election by the Company’s stockholders at the Annual Meeting. The Board believes that it will benefit from Mr. Mack’s knowledge of the commercial laundry industry as well as his understanding of the operations, prospects, products, customers, suppliers and employees of Western State Design.

The Board of Directors Unanimously Recommends that Stockholders
Vote “For” the Election of All Eight of the Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company:

Name	Position
Henry M. Nahmad	Chairman, Chief Executive Officer and President
Michael S. Steiner	Executive Vice President and Chief Operating Officer
Dennis Mack	Executive Vice President
Tom Marks	Executive Vice President
Venerando J. Indelicato	Chief Financial Officer and Treasurer

All executive officers serve until they resign or are replaced or removed by the Board of Directors. Set forth below is certain biographical information for Mr. Marks. Biographical information for the other executive officers of the Company is set forth in “Proposal No. 1 — Election of Directors” above.

Tom Marks, age 57, was appointed to serve as Executive Vice President of the Company in connection with the closing of the Company’s acquisition of substantially all of the assets of WSD on October 10, 2016. Mr. Marks is also Executive Vice President of Western State Design. He has been employed by WSD since 1987, including as Executive Vice President since 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Controlling Stockholder; Stockholders Agreements

As the Manager of Symmetric Capital and Symmetric Capital II, Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, may be deemed to have beneficial ownership of all of the shares of the Company’s Common Stock beneficially owned by Symmetric Capital and Symmetric Capital II. Symmetric Capital and Symmetric Capital II own 2,838,194 shares and 1,290,323 shares, respectively, of the Company’s Common Stock, which represent approximately 28% and 13%, respectively, of the total number of issued and outstanding shares of the Company’s Common Stock. In addition, as a result of the Stockholders Agreements described below, Symmetric Capital and Mr. Nahmad, as its Manager, have voting power over (i) all 700,100 shares of the Company’s Common Stock owned by Mr. Michael Steiner and Mr. Robert Steiner and (ii) all 1,656,486 shares of the Company’s Common Stock owned by WSD, Dennis Mack and Tom Marks. As a result, Mr. Nahmad may be deemed to have voting power over a total of 6,485,103 shares of the Company’s Common Stock, which represents approximately 65% of the issued and outstanding shares of the Company’s Common Stock. Accordingly, Mr. Nahmad has the voting power to control the election of the Company’s directors and any other matter requiring the affirmative vote or consent of a majority of shares of the Company’s Common Stock.

Pursuant to a Stockholders Agreement, dated March 6, 2015, between Mr. Nahmad, Symmetric Capital, Mr. Michael Steiner and Mr. Robert Steiner (the “Symmetric Capital — Steiner Stockholders Agreement”), each of Mr. Michael Steiner and Mr. Robert Steiner agreed to vote all shares of the Company’s Common Stock owned by them at any time during the term of the Symmetric Capital — Steiner Stockholders Agreement as directed by Mr. Nahmad, as the Manager of Symmetric Capital, and have granted to Mr. Nahmad, as the Manager of the Symmetric Capital, an irrevocable proxy and power of attorney in furtherance thereof. The Symmetric Capital — Steiner Stockholders Agreement also contains, among other things, an agreement by Symmetric Capital and Mr. Nahmad to, until March 6, 2020 (subject to earlier termination of such obligation under certain circumstances), vote all of the shares of the Company’s Common Stock owned by them in favor of the election of Mr. Michael Steiner to the Company’s Board of Directors. The Symmetric Capital — Steiner Stockholders Agreement has a term of five years, subject to earlier termination under certain circumstances.

As described in further detail below under “Proposal 3 — The WSD Post-Closing Stock Issuance Proposal,” on October 10, 2016, the Company, Mr. Nahmad, Symmetric Capital, Symmetric Capital II, WSD, Dennis Mack and Tom Marks entered into a Stockholders Agreement (the “Symmetric Capital — WSD Stockholders Agreement”), pursuant to which, among other things, WSD, Mr. Mack and Mr. Marks have agreed to vote all of the shares of the Company’s Common Stock owned by them at any time during the term of the Symmetric Capital — WSD Stockholders Agreement as directed by Mr. Nahmad, as the Manager of Symmetric Capital, and have granted to Mr. Nahmad, as the Manager of the Symmetric Capital, an irrevocable proxy and power of attorney in furtherance thereof. The Symmetric Capital — WSD Stockholders Agreement also contains, among other things, an agreement by Mr. Nahmad, Symmetric Capital and Symmetric Capital II to, until October 10, 2021 (subject to earlier termination of such obligation under certain circumstances), vote all of the shares of the Company’s Common Stock owned by them in favor of the election of Mr. Mack to the Company’s Board of Directors. In addition, under certain circumstances (none of which have occurred to date), during the term of the obligation described in the preceding sentence, Mr. Nahmad, Symmetric Capital and Symmetric Capital II will be required to vote to elect Mr. Marks (in lieu of Mr. Mack) to the Company’s Board of Directors. In accordance with the Symmetric Capital — WSD Stockholders Agreement, Symmetric Capital and Mr. Nahmad, as its Manager, will also have voting control over any future shares of the Company’s Common Stock held by WSD, Dennis Mack or Tom Marks, including the 388,504 shares of the Company’s Common Stock issuable to them pursuant to the Asset Purchase Agreement, as described below under “Proposal 3 — The WSD Post-Closing Stock Issuance Proposal.” The Symmetric Capital — WSD Stockholders Agreement has a term of five years, subject to earlier termination under certain circumstances.

Related Person Transactions

The Company’s wholly owned subsidiary, Steiner-Atlantic, leases 27,000 square feet of warehouse and office space from an affiliate of Michael S. Steiner, a director and Executive Vice President and Chief Operating Officer of the Company, pursuant to a lease agreement dated November 1, 2014. Under the lease, which has a term of three years, monthly base rental payments were $10,275 during the first year of the lease and are $10,580 during the second year of the lease and $10,900 during the third year of the lease. In addition to base rent, Steiner-Atlantic is responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. For each of the fiscal years ended June 30, 2016 and 2015, Steiner-Atlantic made payments under this lease, including for rent and property taxes, of approximately $161,000.

In connection with the closing of the Company’s acquisition of substantially all of the assets of WSD, on October 10, 2016, the Company’s wholly owned subsidiary, Western State Design, entered into a lease with Tylertown LLC, an affiliate of Dennis Mack and Tom Marks. As previously described, each of Dennis Mack and Tom Marks was appointed to serve as an Executive Vice President of the Company upon the closing of the Company’s acquisition of substantially all of the assets of WSD, and Dennis Mack has been nominated for election to the Company’s Board of Directors at the Annual Meeting. Pursuant to the lease, Western State Design leases an approximately 17,600 square foot facility from Tylertown LLC. Monthly base rental payments during the initial term of the lease are $12,000. In addition to base rent, Western State Design is responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. The lease has an initial term of five years and provides for two successive three-year renewal terms at the option of Western State Design.

In connection with the financing of the Company’s acquisition of WSD, on October 10, 2016, the Company issued and sold to Symmetric Capital II 1,290,323 shares of the Company’s Common Stock for a total purchase price of approximately $6,000,000 pursuant to a Securities Purchase Agreement, dated September 7, 2016, between the Company and Symmetric Capital II (the “Private Placement Transaction”). As described above, Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, is the Manager of Symmetric Capital II and may be deemed to have voting power over the shares which it beneficially owns. The issuance and sale of the shares of the Company’s Common Stock to Symmetric Capital II pursuant to the Securities Purchase Agreement was approved by the Company’s Board of Directors after receiving a recommendation in favor of the Securities Purchase Agreement from a special committee of the Board composed entirely of independent directors. The special committee, together with legal counsel engaged by it, negotiated the terms and conditions of the Securities Purchase Agreement on behalf of the Company.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information concerning compensation which the Company paid or accrued to or on behalf of Henry M. Nahmad and Michael S. Steiner (collectively, the “Named Executive Officers”) during the fiscal years ended June 30, 2016 and 2015. Messrs. Nahmad and Steiner were the Company’s only two “Named Executive Officers,” as defined under Item 402 of Regulation S-K promulgated by the SEC, for such fiscal years.

Name and Principal Positions	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Henry M. Nahmad(1) Chairman, Chief Executive Officer and President	2016	$400,000	(2)	—	—	—	—	—	—	$400,000
	2015	$115,385	(2)	—	—	—	—	—	—	$115,385

Michael S. Steiner(3) Executive Vice President and Chief Operating Officer	2016	$250,000	(4)	—	—	—	—	—	$6,615	$256,615
	2015	$476,980	(4)	—	—	—	—	—	$1,924	$478,904

(1)	Mr. Nahmad was appointed Chairman, Chief Executive Officer and President of the Company on March 6, 2015. Prior to that time, Mr. Nahmad was not employed by the Company.
(2)	In connection with Mr. Nahmad’s appointment as Chairman, Chief Executive Officer and President of the Company, the independent members of the Company’s Board of Directors approved an initial annual base salary of $400,000 for Mr. Nahmad. Mr. Nahmad’s annual base salary is subject to adjustment from time to time at the discretion of the independent members of the Company’s Board of Directors.
(3)	Mr. Steiner served as Chairman, Chief Executive Officer and President of the Company until Mr. Nahmad’s appointment to such positions on March 6, 2015. Since that time, Mr. Steiner has served as Executive Vice President and Chief Operating Officer of the Company.
(4)	The independent members of the Company’s Board of Directors approved an initial annual base salary of $250,000 for Mr. Michael Steiner as the Executive Vice President and Chief Operating Officer of the Company, effective upon his appointment to such positions on March 6, 2015. Prior to that time, Mr. Michael Steiner received an annual base salary for the fiscal year ended June 30, 2015 of $569,000 for his service as Chairman, Chief Executive Officer and President of the Company. Mr. Michael Steiner’s salary amount for 2015 set forth in the table represents his base salary as Chairman, Chief Executive Officer and President of the Company from July 1, 2014 through March 5, 2015 and his base salary as Executive Vice President and Chief Operating Officer of the Company from March 6, 2015 through June 30, 2015. Mr. Michael Steiner’s annual base salary is subject to adjustment from time to time at the discretion of the independent members of the Company’s Board of Directors.

Outstanding Equity Awards at June 30, 2016

Neither Named Executive Officer held any stock options or other equity-based awards of the Company at June 30, 2016.

Compensation Plans and Arrangements

The compensation of the Company’s executive officers is reviewed annually by the independent members of the Board.

Neither Named Executive Officer is a party to an employment agreement with the Company. In addition, the Company has no plans or arrangements with either Named Executive Officer which provide for the payment of retirement benefits, or benefits that would be paid primarily following retirement, other than the Company’s participatory Section 401(k) Profit Sharing Plan, a deferred compensation plan under which the Company matches employee contributions up to 3% of an eligible employee’s yearly compensation. Such compensation is tax deferred under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company has no contracts, agreements, plans or arrangements that provide for the payment in the future to either Named Executive Officer following or in connection with his resignation, termination of employment or a change in control of the Company.

PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION (THE SAY ON PAY PROPOSAL)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s stockholders will be asked at the Annual Meeting to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers, or the Say on Pay Proposal.

The vote on the Say on Pay Proposal gives the Company’s stockholders the opportunity to express their views on the compensation paid to the Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers as disclosed in this Proxy Statement. You are urged to read the “Named Executive Officer Compensation” section of this Proxy Statement above for details regarding the compensation paid to the Named Executive Officers during the fiscal year ended June 30, 2016 and other information with respect to their compensation for services on behalf of the Company.

The Board believes that the Company’s compensation program for its executive officers, including the Named Executive Officers, is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market generally with respect to executive officer compensation. Accordingly, the Board recommends that the Company’s stockholders indicate their support for the compensation of the Named Executive Officers by approving the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers for the fiscal year ended June 30, 2016, as disclosed pursuant to SEC rules, including the compensation tables and related narrative disclosures included in this Proxy Statement, is hereby APPROVED.”

Stockholders may vote for or against, or abstain from voting on, the Say on Pay Proposal. The compensation of the Named Executive Officers in connection with the Say on Pay Proposal will be approved, on a non-binding advisory basis, if it receives the affirmative vote of the majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will effectively count as votes against the Say on Pay Proposal. Failures to vote will not have any impact on the Say on Pay Proposal.

The vote on the Say on Pay Proposal is advisory only and will not be binding upon the Company or its Board of Directors. However, the Board appreciates the opinions that the Company’s stockholders express in their votes and will consider the outcome of the vote in connection with future executive compensation arrangements.

The Board of Directors Unanimously Recommends that Stockholders
Vote “For” the Say on Pay Proposal.

DIRECTOR COMPENSATION

The independent members of the Board of Directors recommend director compensation to the full Board of Directors, and the Board of Directors approves director compensation, based on factors considered to be appropriate, market conditions and trends, and the recommendations of management. Each non-employee director of the Company currently receives a fee of $5,000 per year. Each member of the Audit Committee receives an additional fee of $5,000 per year for his service on the Audit Committee. Directors are also reimbursed for out-of-pocket expenses incurred in connection with performing their duties. Directors of the Company who are also employees of the Company do not receive compensation for their service as directors, but are reimbursed for any out-of-pocket expenses incurred in connection with performing their duties as directors.

Director Compensation Table

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during the fiscal year ended June 30, 2016 in consideration for his service on the Board (and, if applicable, the Audit Committee) during the year.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David Blyer	$10,000	—	—	—	—	—	$10,000
Lloyd Frank(1)	$2,500	—	—	—	—	—	$2,500
Alan M. Grunspan	$10,000	—	—	—	—	—	$10,000
Hal M. Lucas(2)	$2,500	—	—	—	—	—	$2,500
Todd Oretsky	$5,000	—	—	—	—	—	$5,000

(1)	Mr. Frank retired from Board service, effective November 13, 2015.
(2)	Mr. Lucas was elected to the Board on November 13, 2015.

PROPOSAL NO. 3 —
THE WSD POST-CLOSING STOCK ISSUANCE PROPOSAL

The Company’s Board of Directors is asking stockholders to approve the issuance of 388,504 additional shares of the Company’s Common Stock (the “WSD Post-Closing Stock Issuance”) in accordance with the terms of the Asset Purchase Agreement pursuant to which the Company, indirectly through a wholly owned subsidiary, Western State Design, Inc., or Western State Design, acquired substantially all of the assets, and assumed certain of the liabilities, of Western State Design LLC, or WSD (the “WSD Acquisition”). The Company’s Board of Directors approved the WSD Post-Closing Stock Issuance on September 6, 2016, subject to stockholder approval.

Background of the WSD Acquisition

As previously disclosed, in addition to efforts with respect to organic growth, the Company’s current business strategy also includes the consideration and pursuit of acquisitions and other strategic transactions that would complement the Company’s existing business or that might otherwise offer growth opportunities for the Company. In connection with such buy and build growth strategy, the Company seeks to identify and acquire what the Company believes are well-run businesses and help build them through certain initiatives, which may include investments in new locations, additional product lines, expanded service capabilities and advanced technologies.

During May 2015, the Company commenced discussions with WSD with respect to the potential acquisition of WSD by the Company. Over the next few months, the parties, together with their respective advisors, continued to discuss the potential transaction and conducted due diligence. After the parties came to a mutual understanding as to the proposed material terms of the WSD Acquisition, including the proposed purchase price and form of consideration to be paid in connection with the transaction, the Company’s legal counsel was authorized to prepare a draft of the Asset Purchase Agreement. During June 2016, a first draft of the Asset Purchase Agreement was sent to WSD and its advisors. Thereafter, the parties negotiated the terms of the Asset Purchase Agreement. In addition, ancillary agreements, including drafts of the Symmetric Capital — WSD Stockholders Agreement, were prepared and negotiated during this time. The Company’s Board of Directors was updated regarding the status of the proposed WSD Acquisition during the course of discussions and negotiations, including, without limitation, at the meetings of the Board held on November 13, 2015, February 12, 2016 and May 11, 2016.

At a special meeting of the Company’s held on September 6, 2016, the Company’s legal counsel discussed and answered questions from the members of the Board regarding the Asset Purchase Agreement, the proposed final version of which, and a summary of the material terms and conditions of which, were delivered to the Board prior to the meeting. The Company’s legal counsel also discussed and answered questions from the members of the Board regarding the ancillary agreements contemplated to be entered into at the closing of the transaction. In addition, conflicts of interest with respect to the proposed transaction were disclosed, including that Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, would, as the Manager of Symmetric Capital, have voting power over the shares of the Company’s Common Stock issued in connection with the WSD Acquisition as a result of the Symmetric Capital — WSD Stockholders Agreement proposed to be entered into in connection with, and as a condition to, the closing of the transaction. After discussion and consideration, the Company’s Board of Directors unanimously determined that the WSD Acquisition was in the best interests of the Company and its stockholders and approved and adopted resolutions approving the Asset Purchase Agreement, the transactions contemplated thereby, including, without limitation, the issuance of shares of the Company’s Common Stock at closing and the WSD Post-Closing Stock Issuance, and the ancillary agreements to be entered into by the Company in connection therewith.

The Asset Purchase Agreement was entered into on September 7, 2016 and publicly announced prior to the opening of trading on September 8, 2016.

Closing of the WSD Acquisition occurred on October 10, 2016. At the closing, the Company, indirectly through its wholly owned subsidiary, Western State Design, acquired substantially all of the assets and assumed certain of the liabilities of WSD.

Parties to the Asset Purchase Agreement

The parties to the Asset Purchase Agreement are the Company, Western State Design, which is a wholly owned subsidiary of the Company, WSD, and Dennis Mack and Tom Marks, the members of WSD.

WSD and its Members

WSD was founded in 1974 and is based in Hayward, California. It distributes a comprehensive line of commercial and industrial laundry equipment and related parts for new laundry facilities and to the replacement laundry market. It also distributes certain commercial laundry brands on an exclusive basis within the states of California, Oregon, Washington, Alaska, and parts of Nevada, Arizona and Idaho. It currently serves over 6,000 customers in the healthcare, hospitality, cruise line, correctional, government, and commercial and coin-operated laundry industries.

For information regarding Dennis Mack, see “Proposal No. 1 — Election of Directors” above. For information regarding Tom Marks, see “Identification of Executive Officers” above.

The Purchase Price

The Asset Purchase Agreement provided for a total purchase price for the WSD Acquisition of $28,000,000 (subject to certain working capital and other adjustments). The purchase price consisted of (i) $18,000,000 in cash (subject to certain working capital and other adjustments) (the “Cash Consideration”) and (ii) 2,044,990 shares of the Company’s Common Stock (the “Stock Consideration”). Based on working capital adjustments made at the closing of the WSD Acquisition, the Cash Consideration was increased to approximately $18,500,000. The share amount comprising the Stock Consideration was calculated in accordance with the terms of the Asset Purchase Agreement and equals the number of shares of the Company’s Common Stock resulting from dividing (a) $10,000,000 by (b) $4.89, the average closing price per share of the Company’s Common Stock on the NYSE MKT for the 10 trading days immediately prior to the date of the Asset Purchase Agreement.

At the closing, the Company (i) paid the $18,500,000 of Cash Consideration, of which $2,800,000 (the “Escrow Amount”) was deposited in an escrow account for no less than 18 months after the date of the closing (subject to extension in certain circumstances), and (ii) issued 1,656,486 shares of its Common Stock. As described in further detail below, the issuance of the remaining 388,504 shares of the Stock Consideration is subject to stockholder approval.

NYSE MKT Stockholder Approval Requirement for WSD Post-Closing Stock Issuance

Under the DGCL, the Company’s stockholders were not required to approve the WSD Acquisition. However, because the Company’s Common Stock is listed on the NYSE MKT, the Company is subject to the listing standards and requirements of the NYSE MKT Company Guide. Pursuant to Section 712 of the NYSE MKT Company Guide, the Company may not issue shares of its Common Stock representing 20% or more of its then-outstanding Common Stock without stockholder approval. Accordingly, at the closing of the WSD Acquisition, the Company issued 1,656,486 of the total 2,044,990 shares of its Common Stock which comprises the Stock Consideration. The issuance of the remaining 388,504 shares of the Stock Consideration requires stockholder approval and is being submitted for approval by the Company’s stockholders at the Annual Meeting.

Expected Timing of the WSD Post-Closing Stock Issuance; Consequences of Failure to Issue the Shares

If the WSD Post-Closing Stock Issuance Proposal is approved by the Company’s stockholders, then the Company will issue the 388,504 shares of its Common Stock subject to the WSD Post-Closing Stock Issuance in accordance with the terms of the Asset Purchase Agreement on or promptly after January 1, 2017. Pursuant to the Asset Purchase Agreement, the Company may not issue the shares earlier than January 1, 2017.

Pursuant to the Asset Purchase Agreement, if the Company does not issue the 388,504 shares of its Common Stock subject to the WSD Post-Closing Stock Issuance on or prior to April 10, 2017, then the Company will, within three business days thereafter, be required to pay approximately $1,900,000 in lieu of the issuance of such shares. As of June 30, 2016, the Company had cash and cash equivalents of approximately $3.9 million.

The Company’s Reasons for the Acquisition

The Company’s Board of Directors, in reaching its determination to approve and adopt the Asset Purchase Agreement, considered a number of relevant factors, which, taken as a whole, supported the conclusion by the Board that the Asset Purchase Agreement and the transactions contemplated thereby were in the best interests of the Company and its stockholders. Factors considered which weigh positively in favor of the Asset Purchase Agreement included, without limitation:

•	the strategic nature of the WSD Acquisition, including the expectation that the Company, as a result of the WSD Acquisition, will have increased scale and scope, as well as substantially increased revenues;
•	the potential for revenue and cost synergies;
•	the business, capabilities, financial condition and prospects of WSD;
•	the strong management team of WSD;
•	the judgment, advice and analysis of the Company’s management with respect to the potential benefits of the WSD Acquisition;
•	the fact that, while Dennis Mack and Tom Marks were appointed executive officers of the Company and will receive compensation for their services in such capacities, neither of them nor any members of management of the Company will receive any severance payments or other “golden parachute compensation” in connection with the WSD Acquisition;
•	the terms and conditions of the Asset Purchase Agreement, including, without limitation, the indemnification available to the Company, the lack of any closing conditions which were likely to cause any substantial delay in the closing of the WSD Acquisition, the positive business reputation of WSD, and the lack of any contingent liabilities expected to be material which were assumed by the Company; and
•	the fact that the financial and other terms and conditions of the Asset Purchase Agreement were the product of extensive negotiations among the companies, with the assistance of their respective advisors.

The Company’s Board of Directors also considered a variety of potential risks and other potentially negative factors relating to the WSD Acquisition, including, without limitation:

•	risks relating to the stock issuances in connection with the WSD Acquisition and the Private Placement Transaction effected in connection with the financing of the WSD Acquisition, including the dilution in the economic and ownership interests of the Company’s stockholders as a result of the stock issuances and the impact on the market price of the Company’s Common Stock if the holder of shares issued seeks to sell such shares in the future;
•	the conditions to closing the WSD Acquisition, including the negative impact that failure to complete the WSD Acquisition might have on the market price of the Company’s Common Stock;
•	the Company’s ability to retain key personnel of WSD following the closing;
•	the risks related to changes in the market price of the Company’s Common Stock and the fact that the number of shares of the Company’s Common Stock issued at the closing was not, and the number of shares issuable in connection with the WSD Post-Closing Stock Issuance Acquisition is not, subject to adjustment based on changes in the market price of the Company’s Common Stock, which may result in the value of the shares of the Company’s Common Stock actually issued in connection with the WSD Acquisition exceeding the value implied to the shares of the Company’s Common Stock pursuant to the terms of the Asset Purchase Agreement, including that the value of the shares when issued may exceed the total $10,000,000 Stock Consideration amount;
•	the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement and integrate the WSD Acquisition;

•	the risk that the anticipated benefits of the WSD Acquisition, including those set forth above, might not be realized as anticipated, in the time frame expected, or at all;
•	the costs incurred in connection with the WSD Acquisition, including professional and other transaction expenses;
•	the restrictions on the conduct of the Company’s business between the date of the Asset Purchase Agreement and the date of the consummation of the WSD Acquisition;
•	the interests that certain of the Company’s directors and executive officers have with respect to the WSD Acquisition which may differ from the interests of the Company’s stockholders generally, as described below under “Interests of Certain Persons in the Transaction;” and
•	other risks and uncertainties associated with the WSD Acquisition and WSD’s business, including those described in the section of this Proxy Statement entitled “Cautionary Note Regarding Forward-Looking Statements.”

The reasons and factors set forth above are not intended to be exhaustive, but include material factors considered by the Company’s Board of Directors in approving and adopting the Asset Purchase Agreement and the transactions contemplated thereby.

The Company’s Board of Directors reviewed and considered the potential benefits, advantages and opportunities of the WSD Acquisition against the uncertainties and risks described above, both generally and particularly in light of the fact that there can be no assurance about future results. After such review and consideration, the Company’s Board of Directors concluded that the potential benefits of the WSD Acquisition outweighed the potential uncertainties and risks relating to the WSD Acquisition. In view of the wide variety of factors considered in connection with its evaluation of the Asset Purchase Agreement and the complexity of these matters, the Company’s Board of Directors, in reaching its determination, did not quantify or assign any relative or specific weights to the various factors that it considered. Rather, the Company’s Board of Directors viewed its determination as being based on an overall analysis and on the totality of the information presented to, and factors considered by, it. In addition, in considering the factors described above, individual members of the Company’s Board of Directors may have given different weight to different factors.

Financing of the Cash Consideration

As described above, the Cash Consideration paid by the Company at the closing of the WSD Acquisition on October 10, 2016 totaled approximately $18,500,000. The Company used approximately $12,500,000 of borrowings under the credit agreement described below and the $6,000,000 of cash paid to the Company in connection with the Private Placement Transaction described below to fund the Cash Consideration.

On October 10, 2016, the Company entered into a $20,000,000 credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, consisting of a $15,000,000 revolving line of credit and a $5,000,000 term loan. The Company used approximately $4,900,000 of borrowings under the term loan and approximately $7,600,000 of borrowings under the line of credit to partially finance the Cash Consideration. Interest on the outstanding principal amount of borrowings under the Credit Agreement accrues at an annual rate equal to the daily one-month LIBOR (as defined in the Credit Agreement) plus (i) 2.25% in the case of borrowings under the line of credit and (ii) 2.85% in the case of borrowings under the term loan. The Credit Agreement has a term of five years and matures on October 10, 2021. The obligations of the Company under the Credit Agreement are secured by substantially all of the assets of the Company and its subsidiaries. In addition, the Company’s subsidiaries have jointly and severally guaranteed the performance of the Company’s payment and other obligations under the Credit Agreement. The Credit Agreement also contains affirmative covenants which require the Company to meet certain financial criteria as well as negative covenants which may restrict, among other things, the Company’s ability to pay dividends, make certain capital expenditures and repurchase shares of its Common Stock.

In addition, on October 10, 2016, the Company completed the Private Placement Transaction with Symmetric Capital II pursuant to which the Company issued and sold to Symmetric Capital II 1,290,323 shares of the Company’s Common Stock for a total purchase price of $6,000,000, which the Company used to fund the balance of the Cash Consideration. The Private Placement Transaction was effected pursuant to a Securities

Purchase Agreement, dated September 7, 2016, between the Company and Symmetric Capital II. As previously described, Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, is the Manager of Symmetric Capital II and may be deemed to have voting power over the shares which it beneficially owns. See also “Certain Relationships and Related Transactions” above and “Interests of Certain Persons in the WSD Acquisition” below.

Board of Directors and Executive Officers of the Company

The members of the Company’s Board of Directors and executive management team immediately prior to the closing of the WSD Acquisition continue to serve in their respective capacities on behalf of the Company. In addition, pursuant to the Asset Purchase Agreement, in connection with the closing of the Transaction, Dennis Mack and Tom Marks were appointed to serve as Executive Vice Presidents of the Company. Further, as previously described, Mr. Mack has been nominated for election to the Company’s Board of Directors at the Annual Meeting. See “Proposal No. 1 — Election of Directors” and “Identification of Executive Officers” for additional information.

Operations of the Company and Western State Design

It is expected that the Company will continue to conduct its business in substantially the way it is currently conducted and consistent with its existing business and growth strategies and operational plans. In addition, it is expected that Western State Design, as a wholly owned subsidiary of the Company and the acquirer of substantially all of the assets of WSD, will conduct its business in substantially the way WSD conducted its business at the time of closing and consistent with WSD’s business and growth strategies and operational plans at the time of closing. Without limiting the generality of the foregoing, it is expected that Western State Design will continue to be led by the management team and employees of WSD at the time of closing and operate from its present locations under the name Western State Design. The Company expects that it will be able to provide support and resources to assist Western State Design in the execution of its business, growth and operational plans.

No “Golden-Parachute” Compensation

While, as described above, Dennis Mack and Tom Marks were appointed to serve as executive officers of the Company and will receive compensation for their services in such capacities, neither the Company nor WSD has any arrangement or understanding with its or the other company’s “Named Executive Officers” (as defined in Item 402 of Regulation S-K promulgated by the SEC under the Exchange Act) concerning any type of compensation that is based on or otherwise relates to the WSD Acquisition. As a result, the advisory shareholder vote relating to “golden parachute” compensation otherwise required by Item 402(t) of Regulation S-K is not applicable to the WSD Acquisition. In addition, the tabular disclosure which would otherwise be required by Item 402(t) of Regulation S-K is not applicable to, or included in, this Proxy Statement.

Regulatory Approvals; NYSE MKT Listing

There were no material regulatory approvals required in connection with the WSD Acquisition. However, the Company, as a public company with securities listed for trading on the NYSE MKT, was and is required to comply with applicable federal and state securities laws and the rules and regulations of the NYSE MKT. Such requirements include the filing and mailing of this Proxy Statement with respect to the WSD Post-Closing Stock Issuance and the filing of an additional listing application with the NYSE MKT for the shares of the Company’s Common Stock issued in connection with the WSD Acquisition, including the WSD Post-Closing Stock Issuance, and the Private Placement Transaction. By letter dated September 28, 2016, the NYSE MKT approved the Company’s additional listing application; provided such approval, with respect to the shares issuable in connection with the WSD Post-Closing Stock Issuance, is subject to stockholder approval of the WSD Post-Closing Stock Issuance.

In addition, WSD is a party to certain contracts with governmental entities. At the closing of the WSD Acquisition, the parties entered into a Subcontract Agreement Pending Novation, pursuant to which, among other things Western State Design, at its expense, agreed to act as a subcontractor to WSD and assume responsibility for administering and performing WSD’s obligations under its contracts with governmental entities prior to assignment, novation and transfer of the scope of work of such contracts to Western State Design.

Dilution

As previously described, the Company issued 1,290,323 shares of its Common Stock at the closing of the Private Placement Transaction and 1,656,486 shares of its Common Stock at the closing of the WSD Acquisition. These share issuances resulted in an approximately 42% increase in the total number of outstanding shares of the Company’s Common Stock and therefore resulted in substantial dilution to the economic and voting interests of the Company’s stockholders (other than the stockholders that received or have voting power over the shares). Based on the number of shares of the Company’s Common Stock outstanding as of the date of this Proxy Statement (which includes the shares issued at the closing of the Private Placement Transaction and the closing of the WSD Acquisition), the issuance of the 388,504 shares of the Company’s Common Stock in connection with the WSD Post-Closing Stock Issuance will result in an additional approximately 4% increase in the total number of outstanding shares of the Company’s Common Stock. Accordingly, the Company’s stockholders (other than the stockholders that receive or have voting power over the shares issued in connection with the WSD Post-Closing Stock Issuance) will experience further dilution in their economic and voting interests in the Company as a result of the WSD Post-Closing Stock Issuance.

Interests of Certain Persons in the WSD Acquisition

In considering the recommendation of the Company’s Board of Directors in favor of the WSD Post-Closing Stock Issuance, the Company’s stockholders should be aware that, as described below, certain of the Company’s executive officers and directors have interests in the WSD Acquisition that may differ from, or may be in addition to, the interests of the Company’s stockholders generally. The Company’s Board of Directors was aware of these interests and considered them, among other matters, prior to approving the Asset Purchase Agreement and the transactions contemplated thereby and making its recommendation in favor of the WSD Post-Closing Stock Issuance.

As previously described, in connection with the financing of the WSD Acquisition, on October 10, 2016, the Company completed the Private Placement Transaction pursuant to which it issued and sold to Symmetric Capital II 1,290,323 shares of the Company’s Common Stock for a total purchase price of approximately $6,000,000. The Private Placement Transaction was effected pursuant to the Securities Purchase Agreement, dated September 7, 2016, between the Company and Symmetric Capital II. Mr. Nahmad is the Manager of Symmetric Capital II and may be deemed to have voting power over the shares which it beneficially owns. The issuance and sale of the shares of the Company’s Common Stock to Symmetric Capital II pursuant to the Securities Purchase Agreement was approved by the Company’s Board of Directors after receiving a recommendation in favor of the Securities Purchase Agreement from a special committee of the Board composed entirely of independent directors. The special committee, together with legal counsel engaged by it, negotiated the terms and conditions of the Securities Purchase Agreement on behalf of the Company.

In connection with the closing of the WSD Acquisition, on October 10, 2016, WSD, Dennis Mack and Tom Marks (collectively, the “Selling Group”) entered into the Symmetric Capital — WSD Stockholders Agreement with Symmetric Capital, Symmetric Capital II and Mr. Nahmad. Pursuant to the Symmetric Capital — WSD Stockholders Agreement, the members of the Selling Group agreed to vote all of the shares of the Company’s Common Stock that they own at any time during the term of the Symmetric Capital — WSD Stockholders Agreement, including, without limitation, the shares issued at the closing of the WSD Acquisition and, to the extent received, the shares issuable in connection with the WSD Post-Closing Stock Issuance, as directed by Mr. Nahmad, as the Manager of Symmetric Capital, and granted to Mr. Nahmad, as the Manager of Symmetric Capital, an irrevocable proxy and power of attorney in furtherance thereof. The Symmetric Capital — WSD Stockholders Agreement also contains, among other things, (a) an agreement by Mr. Nahmad, Symmetric Capital and Symmetric Capital II to vote all of the shares of the Company’s Common Stock owned by them in favor of the election of Mr. Mack (or, under certain circumstances, Mr. Marks in lieu of Mr. Mack) to the Company’s Board of Directors until October 10, 2021 or, if earlier, (i) such time as the Selling Group and its affiliates collectively own less than 5% of the Company’s Common Stock on a fully diluted basis and (ii) the cessation of the employment of Mr. Mack (or Mr. Marks, if applicable) with the Company or any of its affiliates due to a termination for cause or a voluntary resignation by Mr. Mack (or Mr. Marks, if applicable) without good reason, in each case of this clause (ii), during the one-year period ending on October 10, 2017, (b) certain transfer restrictions with respect to the shares of the Company’s Common Stock held by the Selling Group, (c) certain drag-along and tag-along provisions with respect to certain proposed sales of shares of the Company’s Common Stock by Mr. Nahmad, Symmetric Capital or Symmetric Capital II, and (d) provisions giving the members of the Selling Group piggyback registration rights in connection with any public offering of the Company’s securities which includes securities held by Mr. Nahmad, Symmetric Capital or Symmetric Capital II. In addition, Mr. Nahmad, Symmetric Capital and Symmetric Capital II have agreed to vote all of the shares of the Company’s Common Stock owned by them in favor of the WSD Post-Closing Stock Issuance. The Symmetric Capital — WSD Stockholders Agreement has a term of five years, subject to earlier termination under certain circumstances.

Prior to the closing of the Private Placement Transaction and the WSD Acquisition, Mr. Nahmad, as the Manager of Symmetric Capital, had voting power over shares of the Company’s Common Stock representing approximately 50.3% of the total number of shares of the Company’s Common Stock then outstanding. These shares included the shares held by Symmetric Capital and the shares held by Michael S. Steiner and Robert M. Steiner over which Symmetric Capital has voting power as a result of the Symmetric Capital — Steiner Stockholders Agreement. As a result of the closing of the Private Placement Transaction and the WSD Acquisition, including the entry into the Symmetric Capital — WSD Stockholders Agreement, Mr. Nahmad may currently be deemed to have voting power over shares of the Company’s Common Stock representing approximately 65.0% of the total number of outstanding shares of the Company’s Common Stock. If issued, Mr. Nahmad will also be deemed to have voting power over the 388,504 shares of the Company’s Common Stock issued in connection with the WSD Post-Closing Stock Issuance, which, based on the total number of shares of the Company’s Common Stock currently outstanding, would increase Mr. Nahmad’s voting interest in the Company to approximately 66.3%.

As previously described, Dennis Mack and Tom Marks, the two members of WSD, were appointed to serve as Executive Vice Presidents of the Company upon the closing of the WSD Acquisition, and Mr. Mack has been nominated for election to the Company’s Board of Directors at the Annual Meeting. Neither Mr. Mack nor Mr. Marks was an affiliate of the Company prior to the closing of the WSD Acquisition.

Expenses

The Asset Purchase Agreement provides that all fees and expenses incurred in connection with the Asset Purchase Agreement and the related transactions will be paid by the party incurring such fees or expenses.

The Asset Purchase Agreement

In addition to the terms of the Asset Purchase Agreement described above, including, without limitation, the purchase price provisions described above, the Asset Purchase Agreement contains representations, warranties and covenants which the Company believes are customary for a transaction such as the WSD Acquisition. Subject to certain limitations set forth in the Asset Purchase Agreement, WSD, Dennis Mack and Tom Marks, on the one hand, and the Company, on the other hand, have agreed to indemnify each other for breaches of representations, warranties and covenants and certain other specified matters. The indemnification obligations of WSD, Dennis Mack and Tom Marks are secured, in part, by the Escrow Amount.

The description of the provisions of the Asset Purchase Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference, to the Asset Purchase Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2016 and is incorporated herein by reference. See “Where You Can Find More Information” below. Stockholders should read the Asset Purchase Agreement because it is the legal document that governs the WSD Acquisition.

The Asset Purchase Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s stockholders or any other person or entity other than the parties to the Asset Purchase Agreement and, in certain cases, represent allocation decisions among the parties and are modified or qualified by correspondence or confidential disclosures made between the parties in connection with the negotiation of the Asset Purchase Agreement (which disclosures are not reflected in the Asset Purchase Agreement itself, may not be true as of any date other than the date made, or may apply standards of materiality in a way that is different from what may be viewed as material by stockholders). Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and stockholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement.

Resale Restrictions

The offer and sale of the shares of the Company’s Common Stock issued in connection with the Private Placement Transaction and issued or to be issued in connection with the WSD Acquisition (including the shares issued at the closing of the WSD Acquisition and the shares subject to the WSD Post-Closing Stock Issuance) have been made in private placements in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving a public offering, and Regulation D under the Securities Act. Such shares will be able to be resold only pursuant to a separate registration statement or an applicable exemption from registration (under both federal and state securities laws). In addition, the shares issued or to be issued in connection with the WSD Acquisition are subject to transfer restrictions set forth in the Symmetric Capital — WSD Stockholders Agreement.

Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights in connection with the Asset Purchase Agreement or the transactions contemplated thereby, including the WSD Post-Closing Stock Issuance.

Certain Federal Income Tax Considerations

The WSD Acquisition is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. However, none of the Company, Western State Design, WSD, Dennis Mack, Tom Marks nor any other person has applied for, or expects to obtain, a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the WSD Acquisition, and none of the Company, Western State Design, WSD, Dennis Mack, Tom Marks nor any other person has received an opinion of legal counsel as to the anticipated federal income tax consequences of the WSD Acquisition. No assurance can be given that the Internal Revenue Service will not challenge the income tax consequences of the WSD Acquisition to the Company, or that any such position would not be sustained by a court.

Because the Company’s existing stockholders (other than the members of the Selling Group) did not and will not receive consideration in connection with the WSD Acquisition, they will not recognize gain or loss in connection with the WSD Acquisition with respect to their shares of the Company’s Common Stock.

Accounting Treatment

The WSD Acquisition has been or will be treated as a purchase of WSD using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations. Under the acquisition method of accounting, the aggregate consideration the Company paid in the WSD Acquisition will be allocated to the assets of WSD acquired by the Company and the liabilities of WSD assumed by the Company, in each case, based on their respective fair values as of the closing of the WSD Acquisition. The excess of the consideration transferred over the fair value of the net assets acquired will be allocated to goodwill. The financial condition, including assets and liabilities, and results of operations of Western State Design following the closing of the WSD Acquisition will be consolidated in the Company’s financial statements.

Vote Required for Approval

The affirmative vote of a majority of the votes cast on the WSD Post-Closing Stock Issuance Proposal, at the Annual Meeting or by proxy, will be required to approve such proposal. Abstentions will effectively count as votes against the WSD Post-Closing Stock Issuance Proposal. Failures to vote will have no impact on the WSD Post-Closing Stock Issuance Proposal.

As previously described, Henry M. Nahmad, Symmetric Capital and Symmetric Capital II collectively have voting power over approximately     % of the Company’s Common Stock and have agreed to vote, or cause to be voted, all of the shares of the Company’s Common Stock over which they have the right to vote or direct the vote “FOR” the approval of the WSD Post-Closing Stock Issuance Proposal. Accordingly, assuming all such shares are voted as agreed, the approval of the WSD Post-Closing Stock Issuance Proposal is assured.

The Board of Directors Unanimously Recommends that Stockholders
Vote “For” the WSD Post-Closing Stock Issuance Proposal.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to, among other things, the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities, plans and objectives of the Company’s management, the WSD Acquisition (and the related stock issuances) and the effects thereof upon the Company. Statements included in or incorporated by reference into this Proxy Statement that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Words such as “estimate,” “project,” “anticipate,” “plan,” “intend,” “expect,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements, wherever they occur in this Proxy Statement or in the documents incorporated by reference herein, reflect the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including, without limitation, those set forth below and the risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC. See “Where You Can Find More Information.”

Risks and uncertainties associated with the WSD Acquisition and the related stock issuances include, but are not limited to, the following:

•	the expected benefits of the WSD Acquisition may not be realized to the extent anticipated, in the time frame anticipated, or at all;
•	risks associated with the debt incurred by the Company in connection with the financing of the WSD Acquisition;
•	the substantial costs incurred by the Company with respect to the WSD Acquisition;
•	because the number of shares of the Company’s Common Stock subject to the WSD Post-Closing Stock Issuance is fixed and not subject to adjustment based on the market price of the Company’s Common Stock at any future time, the actual value of the shares of the Company’s Common Stock issuable in connection with the WSD Post-Closing Stock Issuance may be more than the value ascribed to such consideration in the Asset Purchase Agreement;
•	the market’s acceptance of the WSD Acquisition and the impact it may have on the market price of the Company’s Common Stock;
•	the dilution in the ownership and voting interest of the Company’s stockholders as a result of the issuance of shares of the Company’s Common Stock in connection with the WSD Acquisition, including the shares issued at the closing of the WSD Acquisition and the shares issuable in connection with the WSD Post-Closing Stock Issuance;
•	the pro forma financial information incorporated by reference into this Proxy Statement may not be an indication of the Company’s future performance of financial position; and
•	while the resale of shares of the Company’s Common Stock issued in connection with the WSD Acquisition, including the shares issued at the closing of the WSD Acquisition, the shares issuable in connection with the WSD Post-Closing Stock Issuance and the shares issued to Symmetric Capital II in connection with the Private Placement to fund, in part, the cash portion of the purchase price for the WSD Acquisition, are or will be subject to restriction, any such sales may adversely impact the market price of the Company’s Common Stock.

In addition to the foregoing risks and uncertainties, reference is also made to the risks and uncertainties faced by the Company, as disclosed in the Company’s filings with the SEC, including the “Risk Factors” sections thereof. See “Where You Can Find More Information.”

The risks and uncertainties described above and elsewhere in this Proxy Statement or in the documents incorporated by reference herein should not be considered a complete statement of all potential risks and uncertainties. In addition, stockholders are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made, and it should not be assumed that the statements remain accurate as of any future date. Except as required by applicable law, neither the Company nor any other person undertakes any obligation to update the forward-looking statements to reflect future events or circumstances. In the event that any forward-looking statement is updated, no inference should be made that additional updates with respect to that statement, related matters, or any other forward-looking statements will be made.

PROPOSAL NO. 4 —
THE AMENDMENT TO CERTIFICATE OF INCORPORATION PROPOSAL

General

On October 17, 2016, the Company’s Board of Directors approved and adopted, subject to stockholder approval, an amendment (referred to within this section as the “Amendment”) to the Company’s Certificate of Incorporation to increase the total number of authorized shares of the Company’s Common Stock from 15,000,000 shares to 20,000,000 shares. A copy of the form of Amendment is attached as Appendix A to this Proxy Statement.

Reasons for the Amendment

The Company’s Certificate of Incorporation presently authorizes the issuance of a total of 15,000,000 shares of the Company’s Common Stock. As of October 17, 2016, 9,980,541 shares of the Company’s Common Stock were issued and outstanding. In addition, as described above under “Proposal No. 3 — The WSD Post-Closing Stock Issuance Proposal,” subject to stockholder approval, the Company will issue an additional 388,504 shares of its Common Stock pursuant to the Asset Purchase Agreement with WSD, Dennis Mack and Tom Marks.

In light of the foregoing as well as the Company’s pursuit of acquisitions as part of its buy-and-build growth strategy, which may involve the issuance of shares of the Company’s Common Stock as consideration, the Board of Directors approved the Amendment in order to give the Company the flexibility to consider and consummate acquisitions and other potential future actions which involve the issuance of shares of the Company’s Common Stock, including public or private stock offerings, stock-based compensation, stock dividends or distributions, or other corporate purposes which may be identified in the future by the Board of Directors.

Other than with respect to the additional 388,504 shares of the Company’s Common Stock issuable pursuant to the Asset Purchase Agreement with WSD, Dennis Mack and Tom Marks as described above under “Proposal No. 3 — The WSD Post-Closing Stock Issuance Proposal,” the Company currently has no definitive agreements or binding commitments to issue any shares of its Common Stock. However, in furtherance of its buy-and-build growth strategy, the Company has evaluated, and will continue to evaluate, potential acquisitions and the issuance of shares of its Common Stock in connection therewith. In addition, the Company may also consider the advisability of other stock offerings and other future actions involving the issuance of its Common Stock, including, without limitation, that the Company expects to grant stock-based compensation under its 2015 Equity Incentive Plan.

Subject to certain limited exceptions, including the requirements of Section 712 of the NYSE MKT Company Guide, stockholder approval will not be required prior to the issuance of shares of the Company’s Common Stock. Unless stockholder approval is required by applicable law, rule or regulation, the Company does not anticipate seeking the approval of its stockholders in connection with any future issuances of shares of its Common Stock.

No Impact on Relative Rights, Powers or Limitations; No Preemptive Rights

The Amendment will not have any impact on the relative rights, powers and limitations of the Company’s Common Stock. None of the Company’s stockholders have any preemptive rights to acquire or subscribe for any of the additional shares of the Company’s Common Stock authorized by the Amendment.

Possible Dilution and Anti-Takeover Effects

The increase in the number of authorized shares of the Company’s Common Stock contemplated by the Amendment is not intended to have an anti-takeover effect. However, future issuances of shares of the Company’s Common Stock would have the effect of diluting the voting rights of the Company’s existing stockholders and could have the effect of diluting earnings per share and book value per share.

The Company’s Certificate of Incorporation and Bylaws, as amended, also currently contain other provisions which could have anti-takeover effects. These provisions include, without limitation, the authority of the Company’s Board of Directors to issue shares of preferred stock of the Company, and to fix the relative rights and preferences thereof, without additional stockholder approval.

The Company is also subject to the Delaware General Corporation Law (the “DGCL”), including Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a Delaware corporation such as the Company from engaging in any “business combination” (as defined below) with an “interested stockholder” (as defined below) for a period of three years after the time that such stockholder became an interested stockholder unless: (i) prior to such stockholder becoming an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder; or (ii) at or subsequent to such time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66- 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under Section 203 of the DGCL, the definition of “business combination” includes transactions that would not on their face necessarily be considered business combinations. Section 203 of the DGCL generally defines “business combinations” to include the following: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a stockholder of such corporation) to or with the interested stockholder of assets of the corporation having a market value equal to 10% or more of either the market value of all the corporation’s assets or the market value of all the corporation’s stock; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock (or securities convertible into the stock) of the corporation which is owned by the interested stockholder; or (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in the preceding clauses (i) through (iv)) provided by or through the corporation.

Section 203 of the DGCL generally defines an “interested stockholder” as any individual or entity that: (i) is the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation; (ii) was the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such individual or entity is an interested stockholder; or (iii) is affiliated or associated with, or directly or indirectly controls, is controlled by or is under common control with, any individual or entity described in the preceding clauses (i) or (ii).

Symmetric Capital’s purchase during March 2015 of 2,838,194 shares of the Company’s Common Stock from Michael S. Steiner and Robert M. Steiner and the parties’ entry into the Symmetric Capital — Steiner Stockholders Agreement, which gave Symmetric Capital and Henry M. Nahmad, as Symmetric Capital’s manager, voting control over approximately 50.3% of the Company’s Common Stock then issued and outstanding, was approved by the Company’s Board of Directors for purposes of Section 203 of the DGCL. Accordingly, the Company is not restricted under Section 203 of the DGCL from engaging in any business combinations with Symmetric Capital or any of its affiliates, including Mr. Nahmad.

Stockholder Approval of Amendment

Under the DGCL, the Amendment will be approved if it receives the affirmative vote of the majority of shares of the Company’s Common Stock entitled to vote on the Amendment. Abstentions and failures to vote will effectively count as votes against the Amendment.

The Board of Directors Unanimously Recommends that Stockholders
Vote “For” the Amendment to the Company’s Certificate of Incorporation.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee consists of Alan M. Grunspan, Chairman, and David Blyer. As a “smaller reporting company,” as such term is defined under the Exchange Act, and in accordance with applicable rules and regulations of the NYSE MKT, the Company is permitted to have an audit committee consisting of just two members.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2016 with management and EisnerAmper LLP (“EisnerAmper”), the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2016.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee met with EisnerAmper, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with EisnerAmper the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from EisnerAmper required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with EisnerAmper its independence from the Company. When considering EisnerAmper’s independence, the Audit Committee considered whether EisnerAmper’s provision of services to the Company was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to EisnerAmper for audit and non-audit services.

Based on the Audit Committee’s review and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2016 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

Submitted by the Members of the Audit Committee:

Alan M. Grunspan, Chairman
David Blyer

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEARS ENDED JUNE 30, 2016 AND 2015

The following table sets forth the fees billed to the Company by its independent registered public accounting firm for the fiscal years ended June 30, 2016 and 2015. As described in further detail below under “Independent Registered Public Accounting Firm,” during January 2016, the Audit Committee formally engaged EisnerAmper to serve as the Company’s independent registered public accounting firm. The engagement of EisnerAmper as the Company’s independent registered public accounting firm was made in connection with the Company’s receipt of notice that Mallah, Furman & Company, P.A. (“Mallah Furman”), the Company’s previous independent registered public accounting firm, was ceasing its practice and that its partners and professional staff were joining the practice of EisnerAmper.

	For the fiscal year ended June 30,
	2016	2015
Audit Fees	$84,510	$82,101
Audit-Related Fees	7,777	—
Tax Fees	9,850	9,475
All Other Fees	—	—
Total Fees	$102,137	$91,576

Audit Fees.  Audit fees were for the audits of the Company’s annual consolidated financial statements for the fiscal years ended June 30, 2016 and 2015 included in the Company’s Annual Reports on Form 10-K for those fiscal years, the audit of a subsidiary’s financial statements for those years which are required for inclusion in the subsidiary’s Franchise Disclosure Document, and reviews of the Company’s quarterly statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal years.

Audit-Related Fees.  Audit-related fees for the fiscal year ended June 30, 2016 were $7,777. The Company’s independent registered public accounting firm did not render any audit-related services to the Company during the fiscal years ended June 30, 2015.

Tax Fees.  Tax fees were for services related to tax return preparation and tax advice.

All Other Fees.  No fees other than audit fees, audit-related fees and tax fees were paid by the Company to its independent registered public accounting firm for the fiscal year ended June 30, 2016 or 2015.

In connection with the standards for independence of a company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by the Company’s independent registered public accounting firm was compatible with maintaining the independence of such firm in the conduct of its auditing functions.

It is the policy of the Audit Committee that all audit, audit-related, tax and other permissible non-audit services provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee. It is expected that pre-approval will be for periods up to one year and be set forth in an engagement letter approved by the Audit Committee that applies to the particular services or category of services to be provided and subject to a specific budget. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed the pre-approved fee budget level. The policy permits the Chairman of the Audit Committee to pre-approve the Company’s services by the Company’s independent registered public accounting firm where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting of the Audit Committee, provided that the Chairman of the Audit Committee is required to report to the full Audit Committee on any pre-approval determinations made in this manner at the next Audit Committee meeting. All of the services performed by the Company’s independent registered public accounting firm during the fiscal years ended June 30, 2016 and 2015 were pre-approved by the Audit Committee.

The Audit Committee has selected EisnerAmper to act as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017. However, the Audit Committee has the right to select different auditors if it deems a change to be in the Company’s best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of October 17, 2016, information about the beneficial ownership of the Company’s Common Stock by (i) each director of the Company and director nominee named in this Proxy Statement, (ii) each Named Executive Officer of the Company, (iii) all directors and executive officers of the Company as of October 17, 2016 as a group and (iv) each person who the Company knows beneficially owns more than 5% of the Company’s Common Stock. All such shares were owned directly with sole voting and investment power unless otherwise indicated. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after October 17, 2016. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, shares.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Symmetric Capital LLC 290 N.E. 68th Street Miami, FL 33138	5,194,780	(1)(2)	52.0%
Symmetric Capital II LLC 290 N.E. 68th Street Miami, FL 33138	1,290,323		12.9%
Henry M. Nahmad 290 N.E. 68th Street Miami, FL 33138	6,485,103	(1)(2)(3)	65.0%
Michael S. Steiner 290 N.E. 68th Street Miami, FL 33138	600,100	(4)	6.0%
Western State Design LLC 2331 Tripaldi Way Hayward, CA 94545	1,656,486	(5)	16.6%
Dennis Mack 2331 Tripaldi Way Hayward, CA 94545	1,656,486	(5)(6)	16.6%
Tom Marks 2331 Tripaldi Way Hayward, CA 94545	1,656,486	(5)(6)	16.6%
North Star Investment Management Corporation 20 N. Wacker Drive Suite 1416 Chicago, IL 60606	518,300	(7)	5.2%
Venerando J. Indelicato	149,937	(8)	1.5%
David Blyer	—		—
Alan M. Grunspan	2,500		*
Todd Oretsky	—		—
Hal M. Lucas	—		—
All directors and executive officers as of October 17, 2016 as a group (9 persons)	6,637,540	(9)	66.5%

*	Less than one percent of class.

(1)	Includes (a) a total of 700,100 shares owned by Mr. Michael Steiner and Mr. Robert Steiner as to which Symmetric Capital and Mr. Nahmad, as the Manager of Symmetric Capital, have voting power pursuant to the Symmetric Capital — Steiner Stockholders Agreement described herein and (b) a total of 1,656,486 shares owned by WSD, Mr. Mack and Mr. Marks as to which Symmetric Capital and Mr. Nahmad, as the Manager of Symmetric Capital, have voting power pursuant to the Symmetric Capital — WSD Stockholders Agreement described herein.
(2)	Includes 2,838,194 shares owned directly by Symmetric Capital. Mr. Nahmad may be deemed to have voting and investment power over all of the shares owned by Symmetric Capital as a result of his position as Manager of Symmetric Capital.
(3)	Includes the 1,290,323 shares owned directly by Symmetric Capital II. Mr. Nahmad may be deemed to have voting and investment power over all of the shares owned by Symmetric Capital II as a result of his position as Manager of Symmetric Capital II.
(4)	All of the shares owned by Mr. Steiner are subject to the Symmetric Capital — Steiner Stockholders Agreement pursuant to which Symmetric Capital and Mr. Nahmad, as the Manager of Symmetric Capital, have voting power over such shares.
(5)	All of the shares owned by WSD, Mr. Mack and Mr. Marks are subject to the Symmetric Capital — WSD Stockholders Agreement pursuant to which Symmetric Capital and Mr. Nahmad, as the Manager of Symmetric Capital, have voting power over such shares.
(6)	Represents the shares owned by WSD, over which Mr. Mack and Mr. Marks, as the sole members of WSD, may be deemed to have shared investment power.
(7)	The information for North Star Investment Management Corporation is based on the Schedule 13G/A filed by North Star Investment Management Corporation with the SEC on January 19, 2016. North Star Investment Management Corporation disclosed in such Schedule 13G/A that it has sole voting and investment power as to 491,900 of the shares and shared investment power as to 26,400 of the shares.
(8)	Includes (a) 83,718 shares owned by Mr. Indelicato and his wife as co-trustees under his living trust under which the sole lifetime beneficiary is Mr. Indelicato and (b) 66,219 shares owned by Mr. Indelicato and his wife as co-trustees under the living trust of Mr. Indelicato’s wife under which the sole lifetime beneficiary is Mr. Indelicato’s wife. Mr. Indelicato disclaims beneficial ownership of the shares owned by his wife’s living trust.
(9)	Includes the 66,219 shares owned by or for the benefit of Mr. Indelicato’s spouse (as described in footnote 7 above), as to which Mr. Indelicato disclaims beneficial ownership.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, statements and other information contain additional information about the Company. Stockholders may read and copy any reports, statements or other information filed by the Company with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of such reports, statements and other information by mail from the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC’s public reference room. The Company’s SEC filings made electronically are available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents the Company files with the SEC, including this Proxy Statement, by going to the “Investors — SEC Filings” section of the Company’s website at www.envirostarinc.com. The Company’s website address is being provided as an inactive textual reference only. The information provided on the Company’s website (other than the copies of the documents referenced below that the Company has filed, or may in the future file, with the SEC and are expressly incorporated by reference into this Proxy Statement) is not part of, nor incorporated by reference into, this Proxy Statement.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Proxy Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Proxy Statement. This proxy statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this Proxy Statement.

The Company incorporates by reference into this Proxy Statement the following documents filed by it with the SEC under the Exchange Act:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on September 20, 2016;
•	the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2016;
•	the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2016;
•	the Company’s Current Report on Form 8-K, filed with the SEC on October 11, 2016; and
•	the Company’s Current Report on Form 8-K, filed with the SEC on October 14, 2016.

The Company also incorporates by reference into this Proxy Statement each document that it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this Proxy Statement and before the date of the Annual Meeting; provided, however, that information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any and all related exhibits, is not and will not be incorporated by reference into this Proxy Statement.

The Company undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference into this Proxy Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into this Proxy Statement. You may obtain documents incorporated by reference into this Proxy Statement by requesting them in writing or by telephone as follows:

EnviroStar, Inc.
290 N.E. 68th Street
Miami, Florida 33138
Attention: Corporate Secretary
(305) 754-4551

No persons have been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This proxy statement is dated            , 2016. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date or that the information contained in any document incorporated by reference into this Proxy Statement is accurate as of any date other than the date of such document. The mailing of this document to the Company’s stockholders will not create any implication to the contrary.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be brought before the Annual Meeting other than the matters listed in the accompanying Notice of Meeting and described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named as proxy holders will have the discretion to vote any shares of the Company’s Common Stock for which they hold proxies in accordance with their judgment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING
TO BE HELD ON            , 2016

This Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2016 are available at www.edocumentview.com/evi.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 25, 2016, the Audit Committee formally engaged EisnerAmper to serve as the Company’s independent registered public accounting firm. A representative of EisnerAmper is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

The engagement of EisnerAmper as the Company’s independent registered public accounting firm was made in connection with the Company’s receipt of notice that Mallah Furman, the Company’s previous independent registered public accounting firm, was ceasing its practice and that its partners and professional staff were joining the practice of EisnerAmper.

During the fiscal years ended June 30, 2015 and 2014 and the interim period through January 25, 2016, the Company did not consult with EisnerAmper regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Mallah Furman on the consolidated financial statements of the Company as of, and for the fiscal years ended, June 30, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2015 and 2014 and the interim period through January 25, 2016: (i) the Company had no disagreements with Mallah Furman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Mallah Furman’s satisfaction, would have caused Mallah Furman to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ADDITIONAL INFORMATION

Stockholder Proposals.  Proposals of stockholders intended to be presented at the Company’s 2017 Annual Meeting of Stockholders presently scheduled to be held in November 2017, and to be included in the Company’s proxy statement and form of proxy for that meeting, must be in writing, directed to the President of the Company and received by the Company at its principal executive offices, 290 N.E. 68th Street, Miami, Florida 33138, by            , 2017. As to any proposals intended to be presented by a stockholder without inclusion in the Company’s proxy statement and form of proxy for the Company’s 2017 Annual Meeting of Stockholders, the persons designated by the Company as proxy holders for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before            , 2017. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by SEC regulations.

Proxy Solicitation Costs. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Henry M. Nahmad
Chairman of the Board

           , 2016

Appendix A

FORM OF
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ENVIROSTAR, INC.

EnviroStar, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That, at a meeting of the Board of Directors of the Corporation duly called and held, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and calling for consideration thereof at a meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, be further amended to increase the number of shares of Common Stock, par value $.025 per share, which the Corporation is authorized to issue from 15,000,000 shares to 20,000,000 shares, so that, as amended hereby, said Article FOURTH shall be and read as follows:

“FOURTH:  The total number of shares of capital stock which the Corporation is authorized to issue is 20,200,000 shares, consisting of:

(1) 20,000,000 shares of Common Stock, having a par value of $.025 per share; and

(2) 200,000 shares of Preferred Stock having a par value of $1.00 per share. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by filing any certificate prescribed by law, to provide for the issuance of such Preferred Stock in series and to establish the number of shares to be included in each such series, the fully or limited voting powers, or the denial of voting powers, of each such series, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications or restrictions and other distinguishing characteristics, if any, of the shares of each such series. The authority of the Board of Directors with respect to the shares of each such series shall include, without limitation, determination of the following:

(a) the number of shares of each such series and the designation thereof;

(b) the annual rate or amount of dividends, if any, payable on shares of each such series (which dividends would be payable in preference to any dividends on Common Stock), whether such dividends shall be cumulative or non-cumulative, and the conditions upon which, and/or the date when, such dividends shall be payable;

(c) whether the shares of each such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when, and the price or prices at which, shares of each such series may be redeemed;

(d) the amount, if any, payable on shares of each such series in the event of liquidation, dissolution or winding up of the affairs of the Corporation;

(e) whether the shares of each such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the price or prices, or the rate or rates, at which shares of each such series shall be so convertible or exchangeable, and the adjustment which shall be made, and the circumstances in which such adjustments shall be made, in such conversion or exchange prices or rates; and

(f) whether the shares of each such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of voting rights.”

A-1

SECOND: That, thereafter, the Board of Directors directed that the amendment be considered at the next annual meeting of the stockholders of the Corporation; such annual meeting of the stockholders was duly called and held upon notice in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware; and at such annual meeting of stockholders, a majority of the outstanding shares of the Corporation’s Common Stock entitled to vote on the amendment was voted in favor of the amendment, and no other class of the Corporation’s stock was entitled to vote on the amendment.

THIRD: That the amendment was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer, effective as of this      day of            , 2016.

By:	Henry M. Nahmad, Chief Executive Officer

A-2

PRELIMINARY PROXY — SUBJECT TO COMPLETION

FORM OF
ENVIROSTAR, INC.
PROXY CARD

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR all of the director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

Proposal 1: Election of Eight Directors

01-Henry M. Nahmad	02 – Michael S. Steiner	03 – Venerando J. Indelicato
04 – David Blyer	05 – Hal M. Lucas	06 – Alan M. Grunspan
07 – Todd Oretsky	08 – Dennis Mack	

[ ] Mark here to vote **FOR** all nominees

[ ] Mark here to **WITHHOLD** vote from all nominees

[ ] For All **EXCEPT** - To withhold authority to vote for any nominee(s), mark here and write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
Proposal 2: Non-binding advisory vote to approve Named Executive Officer compensation	[ ]	[ ]	[ ]
Proposal 3: Approval of the issuance of 388,504 additional shares of the Company's Common Stock pursuant to the Asset Purchase Agreement, dated as of September 7, 2016, by and among the Company, Western State Design, Inc., Dennis Mack, Tom Marks and Western State Design LLC	[ ]	[ ]	[ ]
Proposal 4: Approval of an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's Common Stock from 15,000,000 shares to 20,000,000 shares	[ ]	[ ]	[ ]

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name or names exactly as set forth hereon. When stock is in the name of more than one person, each such person should sign the proxy. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IMPORTANT ANNUAL MEETING INFORMATION

THE PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: http://www.edocumentview.com/EVI

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

REVOCABLE PROXY — EnviroStar, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry M. Nahmad and Michael S. Steiner, and each of them acting alone, proxies, with full power of substitution, to represent the undersigned and vote as designated on the reverse all of the shares of Common Stock of EnviroStar, Inc. held of record by the undersigned as of the close of business on __________, 2016 at the Annual Meeting of Stockholders of EnviroStar, Inc. to be held on ____________, 2016 (including any adjournments or postponements thereof) and with discretionary power upon such other business as may come before the meeting, hereby revoking any proxies heretofore given.

Each properly executed proxy will be voted in the manner directed on the reverse by the undersigned shareholder. If no direction is made, the shares represented by this proxy will be voted "FOR" all eight director nominees listed in Proposal 1 and "FOR" Proposals 2, 3 and 4.

Stockholders who desire to have stock voted at the meeting are requested to fill in, date, sign and return this proxy. No postage is required if returned in the enclosed envelope and mailed in the United States.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Stockholders may obtain directions to be able to attend the meeting and vote in person by telephoning the Company at 305-754-4551.

(Continued and to be signed on the reverse side)